UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

March 16, 2020
Date of Report (date of earliest event reported)

ASCENA RETAIL GROUP, INC.
(Exact name of Registrant as specified in its charter)

Delaware	0-11736	30-0641353
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

933 MacArthur Boulevard
Mahwah, New Jersey 07430
(Address of principal executive offices, including zip code)

(551) 777-6700
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ASNA	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
As previously disclosed, Ascena Retail Group, Inc. (the “Company”) and certain of its domestic subsidiaries are party to a revolving credit agreement dated as of August 21, 2015, as further amended and restated (the “Amended Revolving Credit Agreement”) with the lenders party thereto. The Amended Revolving Credit Agreement provides a senior secured asset based revolving credit facility of $500 million with an optional increase of up to $200 million. A description of the material terms of the Amended Revolving Credit Agreement is set forth in Item 2.03 of the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on March 5, 2018, which is incorporated in this Item 2.03 by reference.

On March 16, 2020, the Company borrowed approximately $230 million under the Amended Revolving Credit Agreement, which represents the total amount currently outstanding. The current interest rate for the borrowings under the Amended Revolving Credit Agreement is approximately 3.25% plus applicable margin ranging from 25 basis points to 50 basis points. The Company took this action as a precautionary measure in order to increase its cash position and preserve financial flexibility in light of the current uncertainty in the global financial markets from the COVID-19 outbreak.

Item 7.01. Regulation FD Disclosure.
On March 17, 2020, the Company issued a press release announcing that, in response to the escalating global spread of COVID-19, as a precautionary measure, the Company will temporarily close all Company-operated retail stores, effective March 18 through March 28, 2020.

The Company also announced in the press release that it is withdrawing its guidance for the third quarter of fiscal year 2020 previously filed on Form 8-K, dated March 9, 2020. The Company is not providing updated guidance at this time.

A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K. The information furnished pursuant to this Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and it shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit Number	Description

99.1	Press Release issued March 17, 2020.

Forward-Looking Statements
Certain statements or information made within this Current Report on Form 8-K may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially. Forward-looking statements are statements related to future, not past, events, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “will,” “would,” “estimate,” “forecast,” “target,” “preliminary,” or “range,” including, without limitation, the temporary closure of stores, and drawdown from the Company’s existing credit facility. The Company does not undertake to publicly update or review its forward-looking statements even if experience or future changes make it clear that our projected results expressed or implied will not be achieved. Detailed information concerning a number of factors that could cause actual results to differ materially from the information contained herein is readily available in the Company’s most recent Annual Report on Form 10-K.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASCENA RETAIL GROUP, INC.
(Registrant)

Date: March 19, 2020

By:	/s/ Dan Lamadrid
Dan Lamadrid
Executive Vice President and Chief Financial Officer
(Principal Financial Officer)